UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33762	87-0528557
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

75 West Towne Ridge Parkway, Tower 1, Sandy, UT 84070

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

 inContact, Inc. (the “Company”) previously entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2016, by and among the Company, NICE Ltd. f/k/a NICE-Systems Ltd., a company organized under the laws of the State of Israel (“Parent”), and Victory Merger Sub Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Subsidiary”). This Current Report on Form 8-K is being filed in connection with the completion on November 14, 2016 (the “Closing Date”) of the transactions contemplated by the Merger Agreement (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger, on November 14, 2016, Parent, as a guarantor, and NICE Systems Inc., as the borrower, entered into a $550 million senior secured credit agreement with a syndicate of lenders, with JPMorgan Chase Bank, N.A. acting as the administrative agent for such lenders (the “Credit Facility”). The Credit Facility consists of a $475 million term loan facility (the “Term Facility”), the proceeds of which have been used to finance the Merger and pay fees and expenses in connection therewith, and a $75 million revolving loan facility (the “Revolving Facility”), the proceeds of which may be used for working capital and other general corporate purposes. Unless terminated earlier, each of the Term Facility and the Revolving Facility will mature on November 14, 2021. The obligations under the Credit Facility are jointly and severally guaranteed by Parent and most of Parent’s Israeli and U.S. subsidiaries (including the Company and its U.S. subsidiaries) on an unconditional basis pursuant to a customary guarantee agreement, and are secured by substantially all of the assets of such guarantors and of Nice Systems Inc. pursuant to a customary security agreement, in each case subject to customary exceptions.

On November 14, 2016, the Company entered into a first supplemental indenture (the “First Supplemental Indenture”) with Wells Fargo Bank, National Association, as Trustee (the “Trustee”), supplementing the Indenture between the Company, and the Trustee, dated as of March 30, 2015 (the “Indenture”) governing the Company’s 2.50% Convertible Senior Notes due 2022 (the “Convertible Notes”). The First Supplemental Indenture was executed in connection with the closing of the Merger pursuant to the terms of the Indenture and provides that, at and after the effective date of the Merger, the consideration due upon conversion of each $1,000 principal amount of Convertible Notes shall be solely cash in an amount equal to the applicable Conversion Rate as defined in and as may be increased in accordance with the Indenture multiplied by the consideration under the Merger Agreement of $14.00 per share.

A copy of the First Supplemental Indenture is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The description of the First Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 14, 2016, the Company completed its previously announced Merger. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into the Company, with the Company surviving as a wholly-owned indirect subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.0001 per share (“Company Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or any of its subsidiaries, Parent, Merger Subsidiary or any other subsidiary of Parent) was converted into the right to receive $14.00 in cash, without interest, and less any applicable withholding taxes (the “Merger Consideration”).

The aggregate Merger Consideration paid by Parent was approximately $900 million, without giving effect to related transaction fees and expenses. Parent funded the aggregate Merger Consideration through cash on hand and the proceeds of the Term Facility.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

A copy of the joint press release of the Company and Parent announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2016, in connection with the consummation of the Merger, the Company notified The NASDAQ Capital Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of Company Stock on NASDAQ be suspended and the listing of the Company Stock on NASDAQ be removed. Trading of common stock on NASDAQ was suspended prior to the opening of trading on November 14, 2016. In addition, the Company requested that, upon consummation of the Merger, NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Company Stock shares from NASDAQ and to deregister the Company Stock shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 to request that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

A change in control of the Company occurred on November 14, 2016, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Subsidiary merged with and into the Company. Upon the consummation of the Merger, the Company became a wholly-owned indirect subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, pursuant to the terms of the Merger Agreement, each of the Company’s directors immediately prior to the Effective Time (Theodore Stern, Paul Jarman, Steve Barnett, Blake O. Fisher, Jr., Paul F. Koeppe, Mark Emkjer and Hamid Akhavan) ceased to be directors of the Company, and Barak Eilam and Eran Porat became directors of the Company.

Item 8.01	Other Events.

Under the terms of the Indenture, the consummation of the Merger constituted a Fundamental Change and a Make-Whole Fundamental Change, as defined in the Indenture. As a result, holders of the Convertible Notes are permitted to choose (i) to convert their Convertible Notes at a temporarily increased conversion rate, (ii) to require the Company to repurchase their Convertible Notes for a price equal to their principal amount plus accrued but unpaid interest to but excluding the repurchase date, or (iii) to continue holding their Convertible Notes. The options of the holders of the Convertible Notes as a result of the consummation of the Merger are further described in a Notice of Anticipated Merger Event (the “Notice to Holders”), which the Company caused to be delivered to the holders of the Convertible Notes on November 11, 2016.

A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the Convertible Notes contained herein is qualified in its entirety by the full text of such exhibit.

A copy of the Notice to Holders is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The above description of the Notice to Holders contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of May 17, 2016, by and among inContact, Inc., NICE-Systems Ltd., and Victory Merger Sub Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by inContact, Inc. on May 18, 2016).
4.1	Indenture between inContact, Inc., and Wells Fargo Bank, National Association, dated as of March 30, 2015 (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed by inContact, Inc. on March 30, 2015).
4.2	First Supplemental Indenture between inContact, Inc., and Wells Fargo Bank, National Association, dated as of November 14, 2016.
99.1	Joint Press Release of inContact, Inc. and NICE Ltd., dated November 14, 2016.
99.2	Notice of Anticipated Merger Event, dated November 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: November 14, 2016	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer